
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Charter Welton L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      21,289,602
<SECURITIES>                                         0
<RECEIVABLES>                                  467,017<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              20,558,749<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                20,558,749<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (3,548,290)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,531,273
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (5,079,563)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (5,079,563)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (5,079,563)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $357,914, interest receivable of $109,103.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $1,035,664 and net options premiums of $(162,206).
<F3>Liabilities include redemptions payable of $274,510, accrued brokerage fees of $126,016 and accrued management fees of $36,005.
<F4>Total revenues includes realized trading revenue of $(1,740,713), net change in unrealized of $(2,758,513) and interest income of $950,936.


